Exhibit 21.1

SUBSIDIARIES OF HYSTER-YALE MATERIALS HANDLING, INC.

The following is a list of active subsidiaries as of the date of the filing with the Securities and Exchange Commission of the prospectus to which this is an Exhibit. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly.

Name	Incorporation

Hiroshima Yale Co., Ltd.	Japan (50%)

Hyster France S.A.R.L.	France

Hyster Germany GmbH	Germany

Hyster (H.K.) Limited	Hong Kong (PRC) (75%)

Hyster Overseas Capital Corporation, LLC	Delaware

Hyster Singapore Pte Ltd	Singapore

NACCO Materials Handling, B.V.	Netherlands

NACCO Materials Handling - Canada ULC	Canada

NACCO Materials Handling Group Brasil Ltda.	Brazil

NACCO Materials Handling Group, Inc.	Delaware

NACCO Materials Handling Group, Ltd.	United Kingdom

NACCO Materials Handling Group Pty, Ltd.	Australia

NACCO Materials Handling Group (UK) Pension Co. Ltd.	United Kingdom

NACCO Materials Handling Limited	United Kingdom

NACCO Materials Handling, SpA	Italy

NMHG Australia Holding Pty Ltd.	Australia

NMHG Belgium BVBA	Belgium

NMHG Distribution B.V.	Netherlands

NMHG Distribution Pty. Limited	Australia

NMHG Financial Services, Inc.	Delaware (20%)

NMHG India Engineering and Support Services Private Ltd.	India

NMHG Mauritius	Mauritius

NMHG Mexico S.A. de C.V.	Mexico

NMHG Oregon, LLC	Oregon

N.M.H. Holding B.V.	Netherlands

N.M.H. International B.V.	Netherlands

Onoda Industry Co. Ltd.	Japan (20%)

Shanghai Hyster Forklift, Ltd.	China (75%)

Shanghai Hyster International Trading Co. Ltd.	China

Shiga Yale Co., Ltd.	Japan

SNP Estate Corporation	Philippines (50%)

SNP Steel Corporation	Philippines (50%)

Suminac Philippines, Inc.	Philippines (50%)

Sumitomo NACCO Materials Handling Co., Ltd.	Japan (50%)

Sumitomo NACCO Materials Handling Sales Co., Ltd.	Japan (50%)

Sumitomo NACCO Materials Handling (Vietnam) Co., Ltd.	Vietnam (50%)

Tohoku Shinko Co., Ltd.	Japan (28%)

Tokai Shinko Co., Ltd.	Japan (15%)

Weil Corporation	Philippines (50%)

Yale Fordertechnik Handelsgesellschaft mbH	Germany

Yale France Manutention S.A.R.L.	France

Yale Materials Handling UK Ltd.	United Kingdom